EXHIBIT 10.1(j)-1

                            SETTLEMENT AGREEMENT
                            --------------------

      THIS AGREEMENT is made as of December 31, 1997 by and between Wisconsin Electric Power Company ("WE"), a Wisconsin corporation with its principal office at 231 West Michigan Street, Milwaukee, Wisconsin 53203 and Upper Peninsula Power Company ("UP"), a Michigan corporation with its principal office at 600 Lakeshore Drive, Houghton, Michigan 49931.

                                  RECITALS
                                  --------

      A. On December 31, 1987, WE purchased the Presque Isle Power Plant and certain related facilities ("PIPP") all located in Marquette County, Michigan from Upper Peninsula Generating Company ("UPGENCO").

      B. Prior to its purchase by WE, the PIPP was operated by UP for UPGENCO.

      C. On December 31, 1987, WE and UP entered into a Power Plant Operating Agreement ("PPOA"), whereby UP agreed to operate the PIPP for WE pursuant to certain terms and conditions.

      D. On July 26, 1990, WE and UP entered into a Presque Isle Plant Operating Agreement ("PIPPOA") superseding the PPOA, whereby UP agreed to continue operating the PIPP for WE pursuant to modified terms and conditions.

      E. By notice given December 12, 1996, WE terminated the PIPPOA pursuant to its terms effective as of December 31, 1997.

      F. Pursuant to the terms of the PIPPOA, WE has offered employment to those employees of UP assigned to, physically located at, and then performing services for UP at the PIPP as of the date of termination.

      G. Prior to the notice by WE terminating the PIPPOA, a dispute has arisen between the parties, as to the liability of WE to UP for certain employee benefit costs for PIPP employees.

      H. The parties have negotiated a resolution of this dispute and all outstanding issues relating to the termination of the PIPPOA and now desire to memorialize the full final and complete settlement they have reached.

                                 WITNESSETH:
                                 -----------

      In consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

      1. Upon execution of this agreement, WE shall pay UP the sum of $1,500,000.

      2. UP shall have the sole responsibility, except as expressly provided in paragraph 8 herein with regard to medical benefits and paragraph 9 herein with regard to benefits under UP's Supplemental Retirement Pay Plan for Select Employees, for funding, and providing, in accordance with the terms and conditions of the relevant UP benefit plan as from time to time amended and in effect, any and all employee benefits, including without limitation because of enumeration, pension, retiree life, retiree medical, and vacation and/or sick leave benefits associated with its operation of the PIPP for WE through December 31, 1997 under the PIPPOA.

      3. Attached hereto as Exhibit "A" is a roster of persons employed by the PIPP by UP who retired or terminated employment prior to December 31, 1997, indicating the UP health and/or life benefits to which they are or may become entitled. UP warrants and represents that such roster is complete and accurate and lists all former PIPP employees entitled or that may become entitled to such benefits.

      4. Attached hereto as Exhibit "B" is a roster of persons employed at the PIPP by UP as of December 31, 1997 indicating the health and/or benefits to which they are or may become entitled based on employment by UP through December 31, 1997. UP warrants and represents that such roster is complete and accurate and lists all employees who are entitled to or may become entitled to such benefits.

      5. UP will fund and continue to be responsible for administering and paying all benefits due under the Restated Pension Plan for Employees of Upper Peninsula Power Company as from time to time amended and in effect, or any successor to such plan (collectively, the "Pension Plan"). UP shall be solely responsible for funding the Pension Plan and for all benefit payments to retirees and all other obligations under the Pension Plan, and shall indemnify and hold WE harmless from any liability for funding such plan or for such payments, obligations, or for any promises made by UP to its former employees with respect to the Pension Plan.

      6. UP shall be responsible for funding, administering and paying all accrued but unused vacation and sick pay benefits due under its vacation and sick pay plans. UP will be responsible for all administration and other costs of paying accrued but unpaid vacation and sick pay benefits under the UP vacation and sick leave plans, and shall indemnify and hold WE harmless from any liability for such benefits or any of the administration or other costs, or any promises made by UP to its former employees with respect to UP"s vacation and sick leave plans.

      7. With respect to retiree life insurance benefits for UP's former PIPP employees:

            (a) UP shall be responsible for funding, administering and paying all benefits due under its retiree life insurance plan to its former employees indicated on Exhibits "A" and "B" to the extent that such employees are or become eligible to receive such benefits under the terms of the UP retiree life insurance plan. UP will be responsible for all administration and other costs of providing retiree life insurance benefits under the UP retiree life insurance plan and shall indemnify and hold WE harmless from any liability for such benefits or any of the administration or other costs, or any promises made by UP to its former employees with respect to benefits under the UP retiree life insurance plan.

            (b) WE shall give those former employees of UP indicated on Exhibit "B" and who become employed by WE on January 1, 1998, service credit under the WE retiree life insurance plan for their years of service with UP for purposes of determining whether the employee has completed the service requirement for retiree life insurance benefits under the WE plan.

      8. With respect to UP's medical benefits plan for its former PIPP employees:

            (a) UP will continue to fund and administer the plan and shall be responsible for paying benefits due its former employees who are indicated on Exhibits "A" and "B" to the extent that such employees are or become eligible for medical benefits thereunder. UP will be responsible for all administration and other costs of providing medical benefits, and shall indemnify and hold WE harmless from any liability for funding such plan and for benefits or any of the administration or other costs, or any promises made by UP to its former employees with respect to benefits, under such plan, except as provided in paragraphs 8(b) and (c) of this Agreement.

            (b) Claims incurred by UP's former PIPP employees for services rendered prior to January 1, 1998 and paid by UP in accordance with UP's medical plan applicable to the PIPP employees shall be reimbursed by WE in accordance with section 4.03(a) of the PIPPOA.

            (c) For claims incurred by UP's fomer PIPP employees identified on Exhibits "A" and "B" as being eligible for UP retiree medical benefits for services rendered during a ten (10) year period beginning January 1, 1998 and ending December 31, 2007 and paid by UP in accordance with UP's retiree medical plan applicable to such employees, WE shall reimburse UP for claims incurred and actually paid by UP with respect to any year in accordance with its retiree medical plan applicable thereto, in an amount equal to 50% of the total amount of such claims, or the total amount by which such claims exceed a fixed amount for that year, whichever is greater. In either case the total amount of such claims shall be net of any premiums received by UP from its former PIPP employees identified on Exhibits "A" and "B". The fixed amount shall be $200,000 in 1998. Each year thereafter through 2007 the fixed amount shall be increased to an amount equal to 105% of the fixed amount for the previous year. Up shall invoice WE on a monthly basis for WE's share of such claims, and WE shall pay such amount within ten
(10) business days following WE's receipt of UP's invoice. Interest on unpaid and overdue amounts will accrue at the prime rate of interest as from time to time established by M & I Marshal & Iisley Bank of Milwaukee, Wisconsin. WE will not be responsible to UP for any reimbursement of claims made and paid for services rendered after December 31, 2007 under UP's retiree medical benefits plan.

            (d) UP agrees that during the ten year period WE is obligated to make payments under paragraph 8(c) above, UP shall maintain in force a policy of stop loss insurance at its sole cost and expense but subject to the reimbursement provisions of paragraph 8(c) and the remainder of this paragraph 8(d), providing coverage for retiree medical claims for the former PIPP employees as long as it maintains such insurance for its retiree medical claims generally. The portion of the premium prorated on a per capita basis attributable to the former PIPP employees identified on Exhibits "A" and "B" shall be treated as a retiree medical claim paid by UP that is subject to reimbursement by WE in accordance with paragraph 8(c) above. Any amounts received by UP in accordance with any such stop-loss policy shall be treated as a reduction in the amount of benefits paid by UP for purposes of calculating the amount of WE's reimbursement obligation under paragraph 8(c) above.

            (e) UP shall offer former PIPP employees who are eligible for UP retiree medical benefits and who are employed by WE beginning on January 1, 1998 the option to defer commencement of their UP retiree medical benefits from the date on which such benefits otherwise would commence under the UP retiree medical benefits plan to the employee's termination of his or her employment with WE.

            (f) At its expense, UP may attempt to reach an agreement with Local Union 510 of the International Brotherhood of Electrical Workers AFL-CIO ("Union") or with some or all of the former PIPP employees who were represented by the Union, providing that those employees who retire from WE after December 31, 2007, will not be eligible for UP retiree medical benefits. WE will not interfere with UP's effort to obtain such agreement.

            (g) UP agrees for itself and its successors not to enhance its retiree medical plan as it relates to its former employees at the PIPP.

      9. WE shall assume all obligations and pay the benefits due to Stanley C. Rajala under UP's Supplemental Retirement Pay Plan for Select Employees.

      10. Except as to obligations created or modified by this Agreement, any workers' compensation insurance adjustments made pursuant to the agreement executed by WE on November 12, 1997 and by UP on November 17, 1997, and any payroll, sick pay and vacation payments (and related tax obligations) made to or on behalf of PIPP employees for work performed or paid time off through December 31, 1997, or other amounts due or to become due under sections 4.01, 4.03 (except amounts due for Accrual Benefits), 7.01, 7.02, 7.03 or 11.05, or continuing obligations under sections 2.01, 8.02, 8.03, 10.01, 10.02 and 10.03, of the PIPPOA as of the date hereof, the parties hereto hereby mutually release one another from any and all claims, obligations or liabilities arising under or relating to PPOA or PIPPOA specifically as follows:

            (a) UP hereby releases WE, its affiliates, parent and subsidiaries, and successors from and of any and all claims, obligations or liabilities of whatever kind or nature, whether known or unknown arising under or relating to the PPOA or PIPPOA, including but not limited to all claims or obligations arising under UP employee benefit plans and reimbursement of employee benefit payments under such plans, and arising from and relating to any promises, express or implied, made by UP to its former employees at the PIPP with respect to any employee benefits; and,

            (b) WE hereby releases UP, its affiliates, parent and subsidiaries, and successors, jointly and severally, from and of any and all claims, obligations or liabilities of whatever kind or nature whether known or unknown, arising under or relating to the PPOA or PIPPOA, including, but not limited to, all claims or obligations arising from and relating to any promises, express or implied, made by WE to PIPP employees with respect to any employee benefits. WE hereby agrees to indemnify and hold UP harmless from any liability or expense arising from or related to any promises, express or implied, made by WE to PIPP employees with respect to any employee benefits.

      11. In its sole discretion WE shall have the right at all reasonable times and at its expense to audit, inspect and examine the books and records of UP relating to the employee benefits which are the subject of this agreement, the payment of such benefits, and any reimbursement claim for such payments. UP shall provide access to such books and records at all reasonable times to any officer, employee, agent, or auditor designated by WE to perform such audit, inspection or examination.

      12. Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any person (including, but not limited to, any employee or former employee at PIPP or any beneficiary or dependent of any such employee or former employee) other than WE and UP and their successors and assigns. The UP benefits that will or may be provided to eligible former PIPP employees are subject to the terms and conditions of the applicable employee benefit plans. Except as provided in paragraphs 8(e) and 8(g) hereof, nothing in this Agreement limits UP's authority and discretion with respect to the employee benefit plans that it maintains, including, without limitation, UP's authority to amend, modify or terminate any such plan.

      13. Each of the parties acknowledges and represents to the other that it has been fully advised by its own legal counsel and actuaries with respect to this Agreement and that its approval is based solely upon its own review of the terms and conditions hereof, and its own analysis of the circumstances giving rise to this Agreement.

      14. This Agreement and the enforcement thereof shall be governed by the laws of the State of Michigan. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions thereof.

      15. The parties represent and warrant to one another that their respective approvals of the terms and conditions of this Agreement have been duly authorized, and that this Agreement has been executed on their respective behalves by persons acting in their official capacity and with full authority.

      16. This Agreement shall be binding upon each of the parties and any successor to either of them by merger, consolidation, sale of assets or otherwise.

      17. For purposes of paragraphs 2,5,6,7 and 8 hereof, UP's obligation to "fund" relevant UP benefits plans is not intended and shall not be construed to limit UP's right, to the extent consistent with applicable law, to pay plan benefits from general corporate assets without having established a trust fund or other separate funding mechanism for the provision of such benefits.



      EXECUTED as of the day and year first written above.



                                       WISCONSIN ELECTRIC POWER COMPANY



                                       By: /s/ Kristine M Krause
                                           --------------------------------
                                           Kristine M. Krause
                                           Vice President-Fossil Operations



                                       UPPER PENINSULA POWER COMPANY



                                       By: /s/ Burton C. Arola
                                           --------------------------------
                                           Burton C. Arola
                                           Vice President-Finance, Treasurer
                                           and Secretary



EXHIBIT A

Presque Isle Retirees as of 12-31-97

These retirees are drawing their pension as well as retiree life and medical insurance benefits unless noted


1   Baker, Harold J.
2   Baker, Orville
3   Balbierz, John
4   Balzarini, Sally (1)
5   Barr, Donald J.
6   Belmore, Edward C.
7   Bianchi, Eugene
8   Brady, Stanely W. (2)
9   Brown, John T. Jr. (2)
10  Burns, Forrest A.
11  Cain, Clyde
12  Carlson, Judith (3)
13  Christian, Robert J.
14  Deegan, Gerard W.
15  DesJardins, Raymond J.
16  Engel, Norma A.
17  Gauthier, Jerry J.
18  Havel, Henry A. Jr.
19  Hughes, Timothy P.  (2)
20  Johnson, Glenn M.
21  Kyllonen, Alex H.
22  Larson, Oscar E.
23  Mahalic, Thomas
24  Maki, Sulo A. (2)
25  McFadden, Cora A.
26  Pederson, Ronald G. (2)
27  Peterson, Signe (3)
28  Polini, Edmund
29  Prudom, Daryl T. (2)
30  Rajala, Stanley C.
31  Ranta, Donald L.
32  Rose, Francis W.
33  Saatio, Fred R.
34  Schneider, Karl M.
35  Scott, Elizabeth (1)
36  Sherbinow, Donald L.
37  Smart, Ronald (1)
38  Smith, Warren J. (1)
39  York, Charles M.


(1)   Pensioner with no life or medical insurance;
(2)   Pensioner with life benefit but no medical;
(3)   Pensioner with medical but no life insurance.



Presque Isle

Terminated Vested Employees as of 12-31-97

These are terminated employees who will be eligible for retiree health care if they wait until they reach their 85 points to begin drawing their pension benefit.

1   Balzarini, Michael
2   Benckendorf, Roger A.
3   Heidtman, Gary
4   Morris, James
5   Smith, Richard S.
6   Stevenson, Paul B.
7   Surface, Lee A.


EXHIBIT B

Presque Isle Employees as of 12-31-97

These employees are terminated as of 12-31-97 and eligible for retiree health and life insurance only if retired on 1-01-98. All others will be eligible for health care only if they wait until they reach their 85 points to begin drawing their pension.

1   Aho, Gene E.
2   Beauchaine, Joseph R.
3   Bedore, Raymond J.
4   Bocklund, Dennis
5   Boyer, Michael R.
6   Campeau, J.G. Bruce
7   Drysdale, James J., Jr.
8   DuBord, Michael
9   Gobert, Gary P.
10  Hauswirth, Wesley
11  Kangas, Stephen R.
12  Kovala, James E.
13  LaForais, Louis B.
14  Michaelson, Bruce E.
15  Miller, Michael J.
16  Mueller, David A.
17  Niemi, David N.
18  Olsen, David J. (Retiring 1-01-98)
19  Paveglio, Edward J.
20  Pekkala, Dennis E.
21  Peterson, Dennis A. (Retiring 1-01-98)
22  Racine, David G.
23  Rodgers, Richard
24  Roe, Albert
25  Rogers, Michael J.
26  Sheppard John
27  Thompson, David (Retiring 1-01-98)



These employees are laid-off as of 12-31-97 and eligible for retiree health and life insurance only if they elect immediate retirement on or before 7-01-98.

All others will be eligible for retiree health care only if they wait until they reach their 85 points to begin drawing their pension.

28  Aho, Timothy A.
29  Amo, John D.
30  Anderson, Kenneth W.
31  Bannan, Robert (Retiring 1-01-98)
32  Barnhart, Paul T.
33  Beauchaine, Paul
34  Beerman, Gerald L. Jr. (Retiring 1-01-98)
35  Beltrame, Gary
36  Berry, Joseph W.
37  Bonanni, Michael P.
38  Borg, Terrance V. (Retiring 1-01-98)
39  Bourdage, George (Retiring 1-01-98)
40  Bower, Arthur C.
41  Brisson, William J., Jr.
42  Brunsman, John R.
43  Bucholtz, James H.
44  Carlson, William J.(Terminated as of 1-01-98)
45  Chaput, Michael B. (Retiring 1-01-98)
46  Chetto, Nicholas L.
47  Christian, Robert A.
48  Contois, Michael
49  Crnkovich, Anthony E.
50  Davey, James
51  Dore, Steven W.
52  Doucette, Milton G.
53  Drobny, James B.
54  Duquette, John W.
55  Fletcher, Edwin J. (Retiring 1-01-98)
56  Foster, Keith C.
57  Fradette, James L.
58  Frazee, Robert F.
59  Fredin, Raymond T. (Retiring 1-01-98)
60  Granroth, Russell J. (Retiring 1-01-98)
61  Grawn, Fredrick J. (Retiring 1-01-98)
62  Grutt, DuWayne K.
63  Gutzman, Gary W. (Retiring 5-01-98)
64  Hamalainen, Mary Gail
65  Hanner, James A. (Retiring 1-01-98)
66  Harris, Harold B., Jr. (Retiring 1-01-98)
67  Hart, Roger
68  Haupt, Michael S.
69  Hawes, Richard J. (Retiring 1-01-98)
70  Hokenson, Theodore H.
71  Holman, Peter R.
72  Hudson, Robert  S. (Retiring 1-01-98)
73  Jacobson, Kenneth G. (Retiring 1-01-98)
74  Johns, Paul (Retiring 3-01-98)
75  Kapeller, William T.
76  Karna, David W.
77  Kauppila, Raymond P. (Retiring 1-01-98)
78  Kerekes, Joseph E. Jr. (Retiring 1-01-98)
79  Kipling, James A.
80  Kivisto, Elvin J.
81  Koski, Kevin J.
82  LaBine, Jerome
83  LaFave, Robert L., Jr. (Retiring 7-01-98)
84  Langford, Larry L.
85  Larsen, Richard R.
86  Larson, Paul D. (Retiring 1-01-98)
87  LaValley, William J.
88  Lawrence, John K.
89  LeSage, Gerald A.  (Retiring 1-01-98)
90  Lillie, Philip W.
91  Lucas, Michael B.
92  Madosh, Peter J., Jr. (Retiring 1-01-98)
93  Marier, John
94  McAlpine, William H.
95  Miller, James I. (Retiring 1-01-98)
96  Morton, Richard (Retiring 2-01-98)
97  Nason, Stephen
98  Nomellini, Ross A.
99  Nosal, Charles J. (Retiring 1-01-98)
100 Nummela, Raymond
101 Parent, Leon J.
102 Parolini, Grace K. (Retiring 1-01-98)
103 Paveglio, Terry L.
104 Pompo, Danny L.
105 Provost, James
106 Renaud, James (Retiring 1-01-98)
107 Rosenlund, Geraldine L. (Retiring 1-01-98)
108 Schinella, Steven
109 Schneider, Theodore A.
110 Scott, Elizabeth
111 Serfas, Robert H.
112 Sheldon, Donald
113 Skutley, Ronald N. (Retiring 1-01-98)
114 Smith, Paul A.
115 Soli, Cynthia
116 Spencer, Russell W.
117 Steele, Roger
118 Sunne, Craig J. (Retiring 1-01-98)
119 Terzaghi, Louis M.
120 Trotochaud, James W.
121 Truscott, Terry C. (Retiring 1-01-98)
122 VanAbel, Roger
123 White, Duncan C.
124 Wiley, Janet M.
125 Williams, Gerald E.
126 Worthington, Robert T.
127 Zorza, Greg




PLEASE NOTE:

(1) All laid-off employees must pay a premium to UPPCO and retire on or before 7-01-98 in order to have a life insurance benefit at retirement.

(2) All retired employees electing UPPCO's retiree health care will have premiums to UPPCO waived for a maximum period of three years. At the end of that period, retirees must pay premiums to UPPCO or coverage will be terminated.



                                 ARTICLE IX

                                 AMENDMENTS

The shareholders entitled to vote may alter, amend, add to or repeal these Bylaws.